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                                                                    EXHIBIT 99.3

                                 FORM OF PROXY

                           THERMO CARDIOSYSTEMS INC.

     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ________ __, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     The undersigned hereby appoints Theo Melas-Kyriazi, Kenneth J. Apicerno and Seth H. Hoogasian, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Special Meeting of the Stockholders of Thermo Cardiosystems Inc., a Massachusetts corporation (the "Company"), to be held on ________ __, 2000, at 4:00 p.m. at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on ________ __, with all of the powers the undersigned would possess if personally present at such meeting.


           (IMPORTANT -- TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

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[X] Please mark your
    votes as in this
    example.

1. To consider and vote on a proposal to approve an Agreement and Plan of Merger dated as of October 3, 2000 (the "Merger Agreement") pursuant to which Lightning Acquisition Corporation, a wholly-owned subsidiary of Thoratec Laboratories Corporation ("Thoratec"), will be merged (the "Merger") with and into the Company and each stockholder of the Company (other than stockholders who properly exercise statutory appraisal rights) will be entitled to receive 0.835 of a share of Thoratec common stock in exchange for each outstanding share of common stock, $.10 par value, of the Company owned by such stockholder immediately prior to the effective time of the Merger. A copy of the Merger Agreement is attached as Annex A to and is described in the accompanying Proxy Statement/Prospectus.

    FOR   [ ]          AGAINST   [ ]          ABSTAIN   [ ]


2. To consider and act in their discretion upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

    FOR   [ ]          AGAINST   [ ]          ABSTAIN   [ ]


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.


Copies of the Notice of Special Meeting and of the Proxy Statement/Prospectus have been received by the undersigned.

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S) ______________________________________________ DATE _______________

NOTE: This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.